Exhibit 10.26

AMENDMENT TO

MASTER PURCHASE AGREEMENT

This Amendment to Master Purchase Agreement (the “Amendment”) is entered into effective as of as of March 7, 2011 by and between Signifi Solutions Inc., located at 2100 Matheson Blvd E., Suite 100, Mississauga, Ontario, L4W 5E1 (“Signifi”), and EntertainmentXpress, Inc., a California corporation (“Customer” or “Client”) and wholly-owned subsidiary of Public Media Works, Inc., (“PMW”), a Delaware corporation, having offices at 2330 Marinship Way, Suite #300, Sausalito, California, with reference to the following facts:

WHEREAS, the parties entered into a Master Purchase Agreement dated November 8, 2010 (the “Master Agreement”) for the purchase and sale of Kiosks, and all capitalized terms which are not otherwise defined herein shall have the meaning given to them in the Master Agreement;

WHEREAS, the parties desire to amend the Master Agreement to provide for the payment of the purchase price for a certain number of Kiosks through the issuance of shares of common stock of PMW to Signifi;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Master Agreement is amended as follows:

1. Payment of Purchase Price for Kiosks; Issuance of Common Stock.

(a) Payment of Purchase Price. The parties agree that PMW shall complete payment of fifteen percent (15%) of each Kiosk purchased under the Master Agreement through the issuance of PMW shares of common stock at the rate of $.50 per share up to a total of one (1) million shares. The fifteen percent (15%) reduction of the Kiosk purchase price paid in PMW shares under this Amendment shall be applied to the fourth scheduled payment (of the last 20%) for each Kiosk.

(b) Issuance of Shares. The shares of PMW common stock to be issued to Signifi for payment of the Kiosks as provided in Section 1(a) above shall be completed as follows (i) two hundred thousand (200,000) shall be issued upon execution of this Amendment; (ii) two hundred thousand (200,000) shares shall be issued within sixty (60) days after execution of this Amendment; (iii) two hundred thousand (200,000) shares shall be issued within one hundred twenty (120) days after execution of this Amendment; (iv) two hundred thousand (200,000) shares shall be issued within one hundred eighty (180) days after execution of this Amendment; and (v) two hundred thousand (200,000) shares shall be issued within two hundred forty (240) days after execution of this Amendment.

(c) License Agreement. As material consideration for entering into this Amendment, Signifi shall enter into the License Agreement dated February 11, 2011which grants a license to PMW and Client.

(d) Exclusivity. As material consideration for entering into this Amendment, for a period of six (6) months after the date hereof, Signifi shall not design, produce or sell any kiosks with the design pattern of the model 1400 kiosk which has two transactional slots to any party other than PMW, Client or their affiliates.

(e) Warrant. As material consideration for entering into this Agreement, PMW has agreed to reduce the Exercise Price (as defined in the Warrant) under the Warrant Agreement dated November 8, 2010 (the “Warrant”) to $1.00 per share. All other terms and conditions of the Warrant shall remain in effect as modified in this Amendment.

2. Signifi Representations. PMW is issuing the Common Stock (the “Securities’) to Signifi in reliance upon the following representations made by Signifi:

(a) Signifi acknowledges and agrees that the Securities are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Signifi acknowledges and agrees that (i) the Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of Common Stock have not yet been registered under the Securities Act, and (ii) the Securities may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if PMW so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b) Signifi acknowledges and agrees that (i) the registrar or transfer agent for the shares of Common Stock will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to PMW that the restrictions on transfer under the Securities Act have been complied with, and (ii) any shares of Common Stock in the form of definitive physical certificates will bear a restrictive legend.

(c) Signifi acknowledges and agrees that: (a) the Securities are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) Signifi is acquiring the Securities solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) Signifi is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the Securities; (d) Signifi has had the opportunity to obtain from PMW such information as desired in order to evaluate the merits and the risks inherent in holding the Securities; (e) Signifi is able to bear the economic risk and lack of liquidity inherent in holding the Securities; (f) Signifi is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, and the attached ACCREDITED INVESTOR QUESTIONNAIRE has been completed by Signifi truthfully and accurately; and (g) Signifi either has a pre-existing personal or business relationship with PMW or its officers, directors or controlling persons, or by reason of Signifi’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by PMW, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Securities.

(d) Signifi’s investment in PMW pursuant to the Securities is consistent, in both nature and amount, with Signifi’s overall investment program and financial condition. Signifi has had the opportunity to review PMW’s public reports filed with the Securities and Exchange Commission which contain the most recent public information regarding PMW (the “SEC Filings’), and which include certain risk factors related to PMW and an investment in PMW. Signifi has not been furnished any literature other than the SEC Filings and is not relying on any information, representation or warranty by PMW or any of its affiliates or agents, other than information contained in the SEC Filings, in determining whether to purchase the Securities.

(e) Signifi’s principal residence/principal place of business is identified on the signature page below.

3. Miscellaneous.

(a) This Amendment shall be construed and enforced in accordance with the laws of the State of California.

(b) This Amendment constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Amendment shall be effective unless made in writing and signed by both parties.

(c) Each party to this Amendment hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Amendment and that its decision to execute this Amendment is not based on any reliance upon the advice of any other party or its legal counsel. This Amendment shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Amendment hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Amendment has been authorized by all necessary action by such party; (ii) the representative executing this Amendment on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Amendment; and (iii) the representative executing this Amendment on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Amendment may be executed in any number of counterparts and may be delivered by facsimile transmission or by electronic transmission in PDF format, all of which taken together shall constitute a single instrument.

(f) All other terms and conditions of the Master Agreement shall remain in full force and effect as amended herein.

This Amendment is entered into and effective as of the date first written above.

PMW AND CLIENT:

Public Media Works, Inc.

By:	/s/ Martin W. Greenwald
Martin W. Greenwald, CEO

EntertianmentXpress, Inc.

By:	/s/ Martin W. Greenwald
Martin W. Greenwald, CEO

SIGNIFI:

Signifi Solutions, Inc.

By:	/s/ Shamira Jaffer
Shamira Jaffer, President

Name
For Certificate:	Signifi Solutions, Inc.

Address:

[Signature Page to Amendment to Master Purchase Agreement]

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